                                                                     EXHIBIT 5.1

                             CLIFFORD L. NEUMAN, PC
                                ATTORNEYS AT LAW

                               TEMPLE-BOWRON HOUSE
                                1507 PINE STREET
                             BOULDER, COLORADO 80302

     Clifford L. Neuman, P.C.                 Telephone: (303) 449-2100
  E-mail: clneuman@neuman.com                 Facsimile: (303) 449-1045



                                January 27, 2004



Cell Robotics International, Inc.
2715 Broadbent Parkway N.E.
Albuquerque, New Mexico 87107

         RE:      S.E.C. REGISTRATION STATEMENT ON FORM SB-2


Ladies and Gentlemen:


We have acted as legal counsel for Cell Robotics International, Inc. (the "Company") in connection with the Company's Registration Statement on Form SB-2 identified above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to 3,318,257 shares of Common Stock of the Company (the "Common Stock"). The Common Stock may be offered and sold by certain selling securityholders of the Company in the manner set forth in the Registration Statement and Prospectus.


In connection therewith, we have examined: (a) the Registration Statement and the Prospectus included therein, as amended; (b) the Articles of Incorporation and Bylaws of the Company; and (c) the relevant corporate proceedings of the Company. In addition to such examination we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

         1. The Company has been legally incorporated and is validly existing and in good standing under the laws of the State of Colorado.

         2. The Common Stock offered for resale by the Selling Securityholders either (i) have been validly and lawfully issued and are fully paid and nonassessable securities of the Company or (ii) will, upon proper exercise of Common Stock Warrants and payment therefore as more fully described in the Registration Statement and Prospectus be validly and lawfully issued, fully paid and nonassessable securities of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,


                                                   CLIFFORD L. NEUMAN, PC

                                                    /s/ Clifford L. Neuman, PC
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